Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas. Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP, Norton Rose Fulbright South Africa (incorporated as Deneys Reitz, Inc.), each of which is a separate legal entity, are members of Norton Rose Fulbright Verein, a Swiss Verein. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. May 11, 2022 Flotek Industries, Inc. 8846 N. Sam Houston Parkway W. Houston, Texas 77064 Re: Registration and Issuance of Securities of Flotek Industries, Inc. Ladies and Gentlemen: We have acted as special counsel to Flotek Industries, Inc., a Delaware corporation (the “Company”), and are furnishing this letter in connection with its filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of up to an aggregate of 2,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which may be issued from time to time in accordance with the terms of the Flotek Industries, Inc. 2018 Long-Term Incentive Plan, as amended (the “Plan”). For the purposes of giving this opinion, we have examined the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, as amended, the Second Amended and Restated Bylaws of the Company, as amended, a specimen certificate representing the Common Stock, and the Plan. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, resolutions, agreements, documents, and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion set forth below. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, and have not sought to independently verify such matters. In making such examination and rendering the opinion set forth below, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as copies, the conformity to originals of all documents submitted to us as copies, the due authorization, execution, and delivery by the parties thereto other than the Company of all documents examined by us, that the persons identified to us as officers of the Company are actually serving as such, and that any certificates representing the Shares will be properly executed by one or more such persons, and the legal capacity of all individuals executing any of the foregoing documents. We have further assumed: (i) the compliance in the future with the terms of the Plan by the Company Norton Rose Fulbright US LLP 1301 McKinney Street, Suite 5100 Houston, Texas 77010-3095 United States Tel +1 713 651 5151 Fax +1 713 651 5246 nortonrosefulbright.com Exhibit 5.1

Flotek Industries, Inc. May 11, 2022 Page 2 and its employees, officers, the board of directors of the Company, and any committee appointed to administer the Plan; (ii) that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan will be in full force and effect at all times at which the Shares are issued or delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions; (iii) that each award under the Plan will be approved by the board of directors of the Company or an authorized committee thereof; (iv) that any conditions to the issuance of the Shares pursuant to the Plan and the awards made thereunder have been or will be satisfied in full at the time of each issuance of Shares pursuant to the Plan; (v) that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the number of then unissued Shares; and (vi) that, at the time of issuance of each of the Shares pursuant thereto, the Plan will remain in effect and will not have been amended or modified in any manner that affects adversely the validity of the Shares upon issuance under the terms of the Plan, and none of the awards nor the agreements, documents, or instruments governing the award, offer, or sale of the Shares pursuant to the Plan (collectively, the “Award Documents”) will contain any provision inconsistent with such opinion. Based on the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that the Shares, upon issuance and delivery against payment therefor of an amount of cash or other legal consideration having a value of not less than the aggregate par value of such Shares in accordance with the terms of the Plan and the terms of the applicable Award Documents, will be validly issued, fully paid, and nonassessable. We express no opinion herein as to any law other than the applicable provisions of the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing), in each case as currently in effect. We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein. Respectfully submitted, /s/ Norton Rose Fulbright US LLP Norton Rose Fulbright US LLP